Exhibit 77(q)(1)

Exhibits

(a)(1)  Articles of Amendment dated July 7, 2009 regarding the dissolution of ING American Century Large Company Value Portfolio and ING Neuberger Berman Partners Portfolio - Filed herein.

(e)(1) Amended Schedule A and Schedule B dated August 19, 2009 to the Investment Advisory Agreement dated May 1, 2003 between ING Partners, Inc. and Directed Services LLC - Filed herein.

(e)(2)  Reduction Letter dated September 9, 2009 to the Investment Advisory Agreement dated May 1, 2003 between ING Partners, Inc. and Directed Services LLC with respect to ING Davis New York Venture Value Portfolio – Filed herein.

(e)(3)  Amended Schedule A and Schedule B dated November, 2009 to the Investment Advisory Agreement dated May 1, 2003 between ING Partners, Inc. and Directed Services LLC - Filed herein.

(e)(4)  Amended Appendix A dated November 2009 to the Investment SubAdvisory Agreement between Directed Services LLC and American Century Investment Management Inc. dated March 29, 2002 – Filed  herein.

(e)(5)  Amended Schedule A dated May 1, 2009 to the Sub-Advisory Agreement dated April 28, 2006 between Directed Services LLC and Columbia Management Advisors, LLC - Filed as an exhibit to Post-Effective Amendment No. 42 to Registrant’s Form N-1A Registration Statement on April 30, 2009 and incorporated herein by reference.

(e)(6)  Amended Schedule A dated November 2009 to the Sub-Advisory Agreement dated October 31, 2005 between Directed Services LLC and Davis Selected Advisers, L.P. – Filed herein.

(e)(7)  Amended Appendix A dated November 2009 to the Investment Sub-Advisory Agreement dated May 1, 2004 between Directed Services LLC and UBS Global Asset Management (Americas) Inc. – Filed herein.